                            Joint Filer Information

Name:                                DocuForce, LLC

Address:                             233 Peachtree Street, Suite 950

                                     Atlanta, GA  30303

Designated Filer:                    Docuforce Financial Corp.

Issuer & Ticker Symbol:              On-Site Sourcing, Inc.

Date of Event Requiring Statement:   2/24/04

Signature:                           DocuForce, LLC

                                     /s/ Mark E. Hawn

                                     -----------------------------------------

                                     By:  Mark E. Hawn, President & CEO

                             Joint Filer Information

Name:                                MEH Partners, L.P.

Address:                             233 Peachtree Street, Suite 950

                                     Atlanta, GA  30303

Designated Filer:                    Docuforce Financial Corp.

Issuer & Ticker Symbol:              On-Site Sourcing, Inc.

Date of Event Requiring Statement:   2/24/04

Signature:                           MEH Partners, L.P.

                                     /s/ Mark E. Hawn

                                     -----------------------------------------

                                     By:  Mark E. Hawn, Managing Director